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                                                                   EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company on Form S-3 (File No. 333-29671) of our report dated January 17, 1996, on our audits of the financial statements of Troy Hotel Investors and our report dated February 7, 1995, on our audits of the financial statements of Troy Park Associates, which reports are incorporated herein.

                                          /s/ COOPERS & LYBRAND, L.L.P.

Pittsburgh, Pennsylvania
July 11, 1997